UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2010 (April 8, 2010)
Burlington Northern Santa Fe, LLC
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation or Organization)	1-11535 (Commission File Number)	27-1754839 (I.R.S. Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, Texas (Address of Principal Executive Offices)	76131 (Zip Code)

(800) 795-2673
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2010, National Indemnity Company (the “Sole Member”), a Nebraska corporation and the sole member of Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), amended and restated in their entirety certain sections of the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of February 12, 2010 (the “Operating Agreement”).  The amended and restated sections provide a new principal office of the Company and a new registered office and registered agent for service of process in the State of Delaware, and permit the Board of Managers of the Company (the “Board”) to delegate authority to such committees as it deems appropriate and to act by written consent executed by at least a majority of the Managers on the Board.  The foregoing summary does not purport to be complete and is qualified in its entirety by the written consent of the Sole Member adopting the amendments to the Operating Agreement, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Written Consent of the Sole Member, dated April 8, 2010, amending the Operating Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE, LLC

Date: April 13, 2010	By:	/s/ Roger Nober
Name: Roger Nober
Title: Executive Vice President Law and Secretary